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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 22, 1995



                             PLAINS RESOURCES INC.
             (Exact name of registrant as specified in its charter)



        Delaware                         0-9808                  13-2898764
     (State or other             (Commission File Number)       (IRS Employer
 jurisdiction of incorporation)                              Identification No.)



                    1600 Smith                        77002
                  Houston, Texas                    (Zip Code)
     (Address of principal executive offices)



       Registrant's telephone number, including area code (713) 654-1414
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ITEM 2.  ACQUISITION OF ASSETS

Description of Transaction

     On December 22, 1995, Plains Illinois Inc. ("Plains Illinois"), a wholly owned subsidiary of Plains Resources Inc. (the "Company"), acquired, effective November 1, 1995, all of the upstream oil and gas assets of Marathon Oil Company ("Marathon") in the Illinois Basin (the "Assets"). This acquisition was pursuant to (i) a Purchase and Sale Agreement dated October 31, 1995 between Marathon and Crete Oil Company, Inc. ("Crete"), as amended by Amendment dated December 4, 1995 (the "Marathon Agreement"), pursuant to which Plains Illinois assumed Crete's position as purchaser of the Assets. The aggregate purchase price for the Assets was approximately $51 million including financing, closing and other transactional costs, of which approximately $6 million was paid for by the issuance of 798,143 shares of the Company's common stock. The cash portion of the purchase price was financed through a combination of an advance under the Company's existing revolving credit facility with Internationale Nederlanden (U.S.) Capital Corporation ("INCC") and certain other lenders and a $42 million non-recourse loan to Plains Illinois from INCC under a Credit Agreement dated December 22, 1995.

Description of Assets Acquired

     The Assets acquired are located primarily in southeastern Illinois and include all of Marathon's interest in approximately 1,800 wells (1,200 producers and 600 injectors) in three operated fields (the Lawrence, Elnora and St. James Fields), various non-operated producing properties and all of Marathon's oil and gas mineral interests, surface lands and undeveloped leasehold within the Illinois Basin as well as Marathon's geological, geophysical and engineering database for the entire region.


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

     (a) Financial Statements of Business Acquired.

         Audited statements of revenues and direct operating expenses of the Assets for the required periods are currently being prepared.

         Since the audit of such financial statements has not yet been completed, it is impracticable to provide such financial statements at the time of the filing of this report. Such financial statements will be filed under cover of Form 8 as soon as practicable but not later than sixty days after the filing of this report.

     (b) Pro Forma Financial Information.

         Audited statements of revenues and direct operating expenses of the Assets for the required periods are currently being prepared.

         Since the audit of such financial statements has not yet been completed, it is
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         impracticable to provide the pro forma financial information relative to the acquisition at the time of the filing of this report. Such pro forma financial information will be filed under cover of Form 8 as soon as practicable but not later than sixty days after the filing of this report.

     (c) Exhibits

     2.1 Purchase and Sale Agreement dated October 31, 1995, between Marathon and Crete, as amended by that certain Amendment dated December 4, 1995, among Marathon, Plains Resources Inc., and Plains Illinois.

     2.2 Credit Agreement dated December 22, 1995, between Plains Illinois and Internationale Nederlanden (U.S.) Capital Corporation.



                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 1996


                                         PLAINS RESOURCES INC.


                                         By:  /s/ Michael R. Patterson
                                              -----------------------------
                                              Vice President and General Counsel